Exhibit 99.1

Everspin Reports Unaudited First Quarter 2024 Financial Results

Q1’24 revenue of $14.4 million near high end of guidance range

Chandler, AZ, May 1, 2024 — Everspin Technologies, Inc. (NASDAQ: MRAM), the world’s leading developer and manufacturer of magnetoresistive random access memory (MRAM) persistent memory solutions, today announced preliminary unaudited financial results for the first quarter ended March 31, 2024.

“Our first quarter revenue came in near the high end of our expectations while our GAAP net income came in below our expectations,” said Sanjeev Aggarwal, President and Chief Executive Officer. "We are very pleased with some of our recent wins, most notably with IBM for our PERSYST STT-MRAM solution, which will be used in their FCM4 FlashCore Module, and we are entering into an agreement with a commercial customer to provide foundry services. Looking ahead, we expect our Toggle and STT-MRAM design wins to ramp in the second half of 2024.”

First Quarter 2024 Results

●	Total revenue of $14.4 million, compared to $14.8 million in the first quarter of 2023.
●	MRAM product sales, which includes both Toggle and STT-MRAM revenue, of $10.9 million, compared to $13.8 million in the first quarter of 2023.
●	Licensing, royalty, patent, and other revenue of $3.6 million, compared to $1.1 million in the first quarter of 2023.
●	Gross margin of 56.5%, compared to 56.8% in the first quarter of 2023.
●	GAAP operating expenses of $8.8 million, compared to $7.7 million in the first quarter of 2023.
●	GAAP net loss of $0.2 million, or $(0.01) per diluted share, compared to net income of $0.8 million, or $0.04 per diluted share, in the first quarter of 2023.
●	Adjusted EBITDA of $1.9 million, compared to $2.3 million in the first quarter of 2023.

“We are pleased to end the quarter with a strong balance sheet and solid gross margin,” said Anuj Aggarwal, Everspin’s Chief Financial Officer. “We are encouraged by the traction our products have had, as evidenced by our recent design wins, and we remain confident in our ability to scale the business and convert those design wins to revenue.”

Business Outlook

For the second quarter 2024, Everspin expects total revenue in a range of $10.0 million to $11.0 million and GAAP net loss per basic share to be between $(0.14) and ($0.09).

This outlook is dependent on Everspin's current expectations, which may be impacted by, among other things, evolving external conditions, such as the military conflict in Ukraine, instability in the Middle East, recent market volatility, semiconductor downturn and the other risk factors described in Everspin's filings with the Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC.

Use of Non-GAAP Financial Measures

Everspin supplements the reporting of its financial information determined under generally accepted accounting principles in the United States of America (GAAP) with Adjusted EBITDA, which is a non-GAAP financial measure. Everspin defines Adjusted EBITDA as net income or loss adjusted for interest expense, taxes, depreciation and amortization, stock-based compensation expense, and restructuring costs (if any).

Everspin’s management and board of directors use Adjusted EBITDA to understand and evaluate its operating performance and trends, to prepare and approve its annual budget and to develop short-term and long-term operating and financing plans. Accordingly, Everspin believes that Adjusted EBITDA provides useful information for investors in understanding and evaluating its operating results in the same manner as its management and board of directors. Adjusted EBITDA is a non-GAAP financial measure and should be considered in addition to, not as superior to, or as a substitute for, net income or loss reported in accordance with GAAP. Moreover, other companies may define Adjusted EBITDA differently, which limits the usefulness of this measure for comparisons with such other companies. Everspin encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Conference Call

Everspin will host a conference call for analysts and investors on Wednesday, May 1, 2024, at 5:00 p.m. Eastern Time.

Dial-in details: To access the call by phone, please go to this link and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

The live webcast of the call will be accessible on the Company’s website at investor.everspin.com. Approximately two hours after conclusion of the live event, an archived webcast of the conference call will be accessible from the Investor Relations section of the Company’s website for twelve months.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest-performance non-volatile memory for industrial IoT, data centers and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “expects” or similar expressions. These include, but are not limited to, Everspin’s future financial performance, including the outlook for second quarter 2024 results. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in Everspin’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, and its Quarterly Reports on Form 10-Q filed with the SEC during 2024, as well as in its subsequent filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of       new information, future events or otherwise, except as required by law.

Investor Relations:

Monica Gould

The Blueshirt Group

T: 212-871-3927

ir@everspin.com

EVERSPIN TECHNOLOGIES, INC.

Condensed Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$34,801	$36,946
Accounts receivable, net	13,078	11,554
Inventory	8,053	8,391
Prepaid expenses and other current assets	450	988
Total current assets	56,382	57,879
Property and equipment, net	4,078	3,717
Right-of-use assets	5,494	5,495
Other assets	212	212
Total assets	$66,166	$67,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,434	$2,916
Accrued liabilities	2,122	4,336
Deferred revenue	81	336
Lease liabilities, current portion	1,259	1,190
Total current liabilities	5,896	8,778
Lease liabilities, net of current portion	4,322	4,390
Long-term income tax liability	162	214
Total liabilities	$10,380	$13,382
Commitments and contingencies (Note 5)
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 21,406,511 and 21,080,472 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	193,636	191,569
Accumulated deficit	(137,852)	(137,650)
Total stockholders’ equity	55,786	53,921
Total liabilities and stockholders’ equity	$66,166	$67,303

EVERSPIN TECHNOLOGIES, INC.

Condensed Statements of Operations and Comprehensive (Loss) Income

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Product sales	$10,860	$13,777
Licensing, royalty, patent, and other revenue	3,570	1,069
Total revenue	14,430	14,846
Cost of product sales	6,002	6,123
Cost of licensing, royalty, patent, and other revenue	268	293
Total cost of sales	6,270	6,416
Gross profit	8,160	8,430
Operating expenses:[1]
Research and development	3,418	3,199
General and administrative	4,036	3,220
Sales and marketing	1,306	1,315
Total operating expenses	8,760	7,734
(Loss) income from operations	(600)	696
Interest expense	—	(63)
Other income, net	398	128
Net (loss) income and comprehensive income	$(202)	$761
Net (loss) income per common share:
Basic	$(0.01)	$0.04
Diluted	$(0.01)	$0.04
Weighted average shares of common stock outstanding:
Basic	21,252,359	20,450,994
Diluted	21,252,359	20,832,074

[1]Operating expenses include stock-based compensation as follows:
Research and development	$580	$446
General and administrative	980	611
Sales and marketing	154	103
Total stock-based compensation	$1,714	$1,160

EVERSPIN TECHNOLOGIES, INC.

Condensed Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net (loss) income	$(202)	$761
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	398	333
Stock-based compensation	1,714	1,160
Loss on prepayment and termination of credit facility	—	170
Non-cash warrant revaluation	—	23
Non-cash interest expense	—	26
Changes in operating assets and liabilities:
Accounts receivable	(1,524)	(544)
Inventory	338	404
Prepaid expenses and other current assets	538	119
Accounts payable	(36)	125
Accrued liabilities	(2,266)	(1,457)
Deferred revenue	(255)	77
Lease liabilities, net	2	7
Net cash (used in) provided by operating activities	(1,293)	1,204
Cash flows from investing activities
Purchases of property and equipment	(1,205)	(1,011)
Net cash used in investing activities	(1,205)	(1,011)
Cash flows from financing activities
Payments on long-term debt	—	(2,790)
Proceeds from exercise of stock options	353	13
Net cash provided by (used in) financing activities	353	(2,777)
Net decrease in cash and cash equivalents	(2,145)	(2,584)
Cash and cash equivalents at beginning of period	36,946	26,795
Cash and cash equivalents at end of period	$34,801	$24,211
Supplementary cash flow information:
Interest paid	$—	$37
Operating cash flows paid for operating leases	$349	$375
Financing cash flows paid for finance leases	$8	$3
Non-cash investing and financing activities:
Right-of-use assets obtained in exchange for finance lease liabilities	$297	$—

EVERSPIN TECHNOLOGIES, INC.
Reconciliation of Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Adjusted EBITDA reconciliation:
Net (loss) income	$(202)	$761
Depreciation and amortization	398	333
Stock-based compensation expense	1,714	1,160
Interest expense	—	63
Adjusted EBITDA	$1,910	$2,317